Exhibit 10.50

LIQUIDITY CONTRACT

Between:

AERKOMM Inc., a Corporation with capital of 9 098 USD and principal executive offices located at 923 Incline Way, #39, Incline Village, NV 89451, USA, registered with the Secretary of the State of Nevada under number E0398632013-3, represented by Mr. Jeffrey Wun, CEO, President and Chairman,

(hereafter « the Issuer »),

the party of the First Part

And:

INVEST SECURITIES, a company with share capital of 1.500.000 €, having its registered office at Paris 8ème (France) – 73 boulevard Haussmann, registered with the Register of Companies of Paris under the number B 439 866 112,

Represented by Mr. Marc Antoine GUILLEN, as President,

(hereafter « the Liquidity Provider »),

the party of the Second Part,

Referred to collectively as “the Parties”

BEING PREVIOUSLY PRESENTING THAT:

a. This contract (hereinafter referred to as “the Contract”) has been established in accordance with the provisions of the legal framework in force, and more particularly with the provisions:

- Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (MAR), Commission Delegated Regulation (EU) 2016/908 of 26 February 2016 supplementing the Regulation (EU) No 596/2014 of the European Parliament and of the Council laying down regulatory technical standards on the criteria, the procedure and the requirements for establishing an accepted market practice and the requirements for maintaining it, terminating it or modifying the conditions for its acceptance,

- AMF decision no. 2018-01 of 2 July 2018 establishing liquidity contracts on equity securities as accepted market practice (the AMF Decision) and all other provisions referred to therein.

b. The AMF Decision specifies in (3) of its introduction that “the interventions carried out under the conditions of article 1 of this decision to animate the market of the equity securities of an issuer which do not respect the conditions set out in this decision are not prohibited but do not benefit from the derogation provided for in Article 13 of the “MAR Regulation”.

c. The share capital of the Issuer amounts to 9 098 USD divided into 9 399 272 shares at 0,001 USD each (the “Securities”).

73, bd Haussmann - 75008 Paris

T : +33 1 44 88 77 88

invest-securities.com

Allinvest : Invest Securities - Invest Corporate Finance - Sully Patrimoine Gestion - Amplegest - PRE-IPO

Invest Securities, SA au Capital de 1 500 000€ - RCS de Paris : 439 866 112

d. The Securities being admitted to trading on the regulated market of Euronext Paris -professional compartment-(hereinafter referred to as “the Market”), the Issuer wishes to carry out interventions for the purchase as well as for the sale in order to favor the liquidity of its Securities and the regularity of their quotations or to avoid unjustified price discrepancies by the market trend. For this purpose, the Issuer is authorized, in accordance with its national law, to buy and sell its own securities under the conditions provided for in this Agreement.

e. The Liquidity Provider is an investment services provider (other than a portfolio management company) that is a member of the Market on which it operates under its own trading identity. It has the necessary authorizations and means to favor, on behalf of the Issuer, the liquidity of the transactions and the regularity of the quotations of the Securities on the Market.

The Liquidity Provider has signed with Euronext Paris a Liquidity provider contract for the Issuer’s Securities, the performance of which will commence on the date of signature of the Contract.

Article 1

OBJECT OF THE CONTRACT

The purpose of the Contract is to define the conditions under which, without hindering the proper operation of the Market or misleading the public, the Issuer:

- on the one hand, mandates the Liquidity Provider to intervene on its behalf on the Market in order to favor the liquidity of the transactions and the regularity of the quotations of the Securities, as well as to avoid price discrepancies not justified by the market trend;

- on the other hand, for this purpose makes available financial means (securities and / or cash) to the Liquidity Provider.

Article 2

LIQUIDITY ACCOUNT

2.1. The Liquidity Provider opens an account (hereinafter referred to as “the Liquidity Account”) for the Issuer, on which all transactions carried out by the Liquidity Provider under the Contract on behalf of the Issuer are recorded. No transaction other than those provided for in the Contract shall be recorded on the Liquidity Account.

2.2. Under no circumstances may the Liquidity Account show a debit balance on its cash part or on its securities part.

2.3. To enable the Liquidity Provider to carry out the interventions provided for in the Contract, the Issuer, in accordance with the provisions of Article 10, credits the Liquidity Account with:

- the sum of 200 000 euros.

2.4. The conditions under which the Issuer may allocate cash and securities resources to the credit of the Liquidity Account are subject to restrictions specified in Article 4, paragraph 6 of the AMF Decision, as mentioned in Article 10.

Article 3

CREATION OF A PROVISION OF SECURITIES

The Liquidity Provider shall buy Securities on behalf of the Issuer within no more than 30 days following the opening date of the Liquidity Account, up to 100.000 euros.

The sole purpose of these acquisitions shall be the creation of a provision of Securities in accordance with the provisions of Article 10 enabling the implementation of this Contract. These purchases shall be made as soon as possible, in the Issuer’s best interests and without interfering with the orderly functioning of the market or misleading the public.

The Parties agree that, as an exception to Article 1, the purpose of such trades executed by the Liquidity Provider pursuant to this Article 3 are not intended to promote liquidity of the Securities or the regularity of quotations. As a consequence, such trades shall not be subject to the provisions of Article 4.

Such acquired Securities shall be credited to the Liquidity Account.

During this purchase period for the creation of a provision of Securities, no Securities may be sold before the expiration of the 30 days period here abovementioned.

In any event, the Liquidity Provider shall ensure that its transactions do not affect the daily volume traded on the Market.

Article 4

CHARACTERISTICS OF THE LIQUIDITY PROVIDER’S INTERVENTIONS

4.1. In order not to hinder the regular functioning of the Market or to mislead the public, and in compliance with the functioning rules of the Market, the interventions of the Liquidity Provider are only intended to promote the liquidity of transactions and the regularity of the Securities quotations.

For this purpose, the Liquidity Provider, taking into account the need to maintain a provision of Securities and cash in the Liquidity Account to animate the market, is present at the purchase and sale on the Market under the normal market conditions. It does not issue orders that have the effect of causing a price difference that is not justified by the trend observed on the market.

4.2. To limit this risk, the Liquidity Provider’s interventions on the Market are subject to trading restrictions, in terms of volume, price and during a bid determination period under the conditions specified in paragraphs 3a, 3b and 3c of Article 4 of the AMF Decision. Where the interventions exceed certain thresholds provided for in paragraph 3a or derogate from the limit laid down in paragraph 3b, the Liquidity Provider shall document for each trading day the justification which led to the conclusion that the overrun or derogation was necessary for the implementation of the Contract and did not alter the functioning of the market. It transmits this documentation to the AMF under the conditions specified by it.

4.3. For the purposes of the application of article 3a of the AMF Decision and of article 3b the Issuer’s Shares are qualified as Non-liquid equity securities.

If the Securities changes category within the meaning of paragraph 3a of the AMF Decision, the Parties shall take the necessary measures to take into account changes affecting the implementation of the Contract, in accordance with the requirements of that AMF Decision.

Since some of these restrictions have been issued by the Autorité des Marchés Financiers on a transitional basis for the years 2019 and 2020, other rules may be enacted at the end of this transitional period (the Transitional Period) which will automatically apply to this Contract. The Liquidity Provider shall inform the Issuer in due course.

In order to promote the liquidity of the Securities and the regularity of their prices, the Liquidity Provider undertakes, in accordance with the mandatory provisions which are recalled in paragraph 4.1. to :

(i)	be present simultaneously on both sides of the order book.
(ii)	respect a minimum quantity expressed in number of securities or amount of capital.
(iii)	respect a maximum price spread.

The Parties expressly agree that the intervention conditions defined in paragraph 4.1 are established taking into account those set by Euronext Paris under the Liquidity provider contract applicable to the Securities.

Consequently, these conditions will be amended by mutual agreement between the Parties in the following events:

- modification by Euronext Paris of the said conditions of intervention,

- change of Market or of the quotation group of the Securities.

Article 5

INDEPENDENCE OF THE LIQUIDITY PROVIDER

5.1 Within the mandate entrusted to it by the Issuer, the Liquidity Provider acts in full independence. The Liquidity Provider alone appreciates the opportunity of its interventions on the Market in order to:

- on the one hand, to promote the liquidity of the transactions and the regularity of the quotations of the Securities;

- on the other hand, to ensure the continuity of the Contract taking into account the Securities and cash available on the Liquidity Account.

The Issuer must not transmit to the Liquidity Provider any instructions or information intended to guide its interventions.

5.2 The Liquidity Provider has set up a suitable internal organization to ensure the independence of the collaborator(s) responsible for carrying out the interventions on the market. It complies in any event with the requirements of paragraph 5 of Article 4 of the AMF Decision.

In the context of the exchange of information resulting from the implementation of the Contract, the Issuer may not disclose any information that may qualify as privileged within the meaning of Article L. 465-1 of the French Monetary and Financial Code.

However, insofar as information of this nature would be known to it in the course of its activity under the Contract, the Liquidity Provider shall take the necessary measures to ensure that this information is kept confidential and cannot be transmitted or exploited for its own account or for the benefit of others, either directly or through an intermediary. It informs the Issuer without delay of this situation.

Article 6

REPORTS

6.1. For each trading day of the Market during which it has intervened under the Contract, the Liquidity Provider shall provide the Issuer with the information necessary for the keeping of the register of purchases and sales provided for in Article R. 225-160 of the French Commercial Code.

6.2. Every month, the Liquidity Provider reports to the Issuer on the conditions under which it has fulfilled its mission.

Article 7

MARKET INFORMATION

In order to enable the Issuer to fulfill its transparency obligations towards the public and the Autorité des marchés financiers, as specified in Articles 2 and 3 of the AMF Decision, the Liquidity Provider makes available to the Issuer all information necessary for the fulfillment by the latter of its obligations.

Article 8

BALANCE OF LIQUIDITY ACCOUNT

8.1. The Parties shall ensure that the number of Securities and the cash amount credited to the Liquidity Account (the “Resources”) are proportionate and appropriate to the objectives of the Contract and take into account the market liquidity of the Securities. For this purpose, they act under the conditions set out in the AMF Decision.

In addition, under the Transitional Period, the amount of Resources allocated by the Issuer to the Contract must respect the limits set in paragraph 6 of Article 4 of the AMF Decision, being recalled that, as indicated in Article 4, the Issuer’s Securities are qualified as Non-liquid equity securities.

The aforementioned limits that apply to the Issuer’s Securities are assessed on the basis of the market data on the execution date of the Contract. They are reviewed when it expires and is renewed. They may be reconsidered, if necessary, during the period.

If the Securities changes category within the meaning of paragraph 3a of the AMF Decision, the Parties shall take the necessary measures to take into account the changes affecting the implementation of the Contract, in accordance with the requirements of the AMF Decision. For this purpose, the Liquidity Provider adapts its conditions of intervention in accordance with Article 4, while the Issuer may, as the case may be, increase the resources allocated to the implementation of the Contract or reduce them under the conditions provided for in Article 10.

The restrictions relating to the Resources mentioned in this paragraph having been issued by the Autorité des marchés financiers for the Transitional Period (as defined in Article 4.1 of the Contract), other rules may be issued at the end of the Transitional period which will automatically apply to this Contract. The Liquidity Provider informs the Issuer in due course.

8.2. When the Liquidity Account shows an imbalance between the cash balance and the balance of Securities which may prohibit the Liquidity Provider from ensuring the continuity of its interventions under the Contract, the Liquidity Provider may proceed, as the case may be, to sales or purchases of Securities on the Market in order to rebalance the available balances, within the limits mentioned in the AMF Decision.

8.3. In this respect, the purchase or sale transactions are carried out as soon as possible, in the best interests of the Issuer and without hindering the regular functioning of the Market or misleading the public.

The Parties agree that, by way of derogation from the provisions of Article 1 of the Contract, the operations carried out for this purpose by the Liquidity Provider are not intended to promote the liquidity of the transactions and the regularity of the quotations of the Securities. These interventions are therefore not subject to the provisions of Article 4 of the Contract.

Article 9

SUPPLEMENTARY CONTRIBUTIONS ON THE LIQUIDITY ACCOUNT

9.1. When the cash balance or Securities balance standing to the credit of the Liquidity Account is not sufficient to enable it to continue its interventions under the Contract, the Liquidity Provider consults with the Issuer to determine the means to remedy it.

9.2. The Issuer may in particular decide to make an additional contribution in Securities and / or cash to the Liquidity Account, within the limits set out in the AMF Decision.

9.3. Any increase in the Resources allocated to the implementation of the Contract shall be disclose to the public in accordance with the procedures set out in Article 221-3 of the AMF General Regulation.

Article 10

TAKE-BACK ON THE LIQUIDITY ACCOUNT

10.1. When the Resources must be reduced pursuant to the AMF Decision, at the initiative of the Issuer or not, the re-adjustment is carried out within a period not exceeding 6 months following the renewal of the Contract, as provided for in Article 14 or, as the case may be, the change of category of the Issuer’s Securities, unless otherwise agreed by the Autorité des Marchés Financiers.

10.2. When cash is withdrawn, it is transferred by the Liquidity Provider from the Liquidity Account to an account that the Issuer will have designated.

When Securities are taken back, the Liquidity Provider sells them on the Market. The sales transactions thus made are carried out as soon as possible, in the best interests of the Issuer and without hindering the regular functioning of the market or misleading the public. The Parties agree that, by way of derogation from the provisions of Article 1, the interventions made for this purpose by the Liquidity Provider are not intended to promote the liquidity of the transactions and the regularity of the quotations of the Securities. These interventions are therefore not subject to the provisions of Article 4.

However, no later than three months following the date from which the re-adjustment is to be made, the Issuer may decide that all or part of the Securities to be repossessed will be transferred by the Liquidity Provider to an account that it will have designated.

10.3. The Liquidity Provider shall transfer, as soon as possible, to the account(s) indicated by the Issuer any cash taken back or resulting from sales of Securities made pursuant to paragraph 2 of this article.

10.4. Any reduction in the resources allocated to the implementation of the Contract gives shall be disclose to the public in the manner provided for in Article 221-3 of the AMF General Regulation.

Article 11

CLOSING THE LIQUIDITY ACCOUNT

11.1 In the event of non-renewal or termination of the Contract, the Liquidity Provider shall close the Liquidity Account.

11.2. Upon Issuer’s instructions, the Liquidity Provider transfers as soon as possible to the account(s) indicated by the Issuer the cash and the Securities standing in the Liquidity Account thus closed.

Article 12

COMPENSATION

In consideration of the interventions that it makes on the Market in order to promote the liquidity of the transactions and the regularity of the quotations of the Securities, the Liquidity Provider receives from the Issuer an annual fixed compensation of 20 000 € (twenty thousand euros) excluding taxes, trading and clearing costs included. This compensation will be paid in advance by half-yearly installments at the beginning of the half-yearly period of the Contract upon presentation of the invoice prepared by the Liquidity Provider.

In the event of non-payment of this compensation and the coverage of the negotiation and clearing costs within fifteen days following the issuance of the invoice, the Liquidity Provider is entitled to suspend its interventions subject to a 48-hour notice given by simple letter or by fax or e-mail.

Article 13

CONFIDENTIALITY

All information exchanged between the Parties under the Contract is confidential.

This requirement does not however prevent, in accordance with the applicable legal and regulatory provisions, that information may be communicated to the competent authorities, and in particular to the Autorité des Marchés Financiers.

Article 14

CONTRACT DURATION; TERMINATION

14.1. The Contract is concluded for an initial period of 24 months (2 years) from the execution date of the Contract.

14.2. The Contract may be renewed by formal agreement for successive one-year period.

Upon each formal renewal, the Issuer undertakes to respect all of its obligations under the Contract.

14.3. The contract may be terminated by the Issuer at any time.

Article 15

SUSPENSION OF THE CONTRACT

15.1 The performance of the Contract is suspended under the conditions referred to in Article 5 of the AMF Decision, as well as in the event that the trading of the AKOM shares is suspended by a decision of Euronext Paris. It may be also suspended at the Issuer’s request for the period it specifies.

Article 16

APPLICABLE LAW

The Contract is subject to French law.

Article 17

JURISDICTION

In case of difficulty regarding the validity, interpretation or execution of the Contract, the Paris Commercial Court has sole jurisdiction.

In Paris, on 09 September 2019

for AERKOMM Inc.	for INVEST SECURITIES
(the Issuer)	(the Liquidity Provider)

/s/ Jeffrey Wun	/s/ Marc Antoine Guillen
Mr. Jeffrey Wun	Mr. Marc Antoine GUILLEN
CEO, President and Chairman	President